Exhibit 99.1

Proton Energy Systems, Inc.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: PRTN)

Contact:

At the Company:	At The Financial Relations Board:
Investor Relations	Marilynn Meek: General Info (212) 445-8451
(203) 678-2355	Nicole Engel: Analysts (212) 445-8452

PROTON ENERGY SYSTEMS, INC.

ANNOUNCES SECOND QUARTER RESULTS

Wallingford, CT, August 4, 2003 – Proton Energy Systems, Inc. (Nasdaq: PRTN), a leading on-site hydrogen generator and regenerative fuel cell company, announced today results for the second quarter ended June 30, 2003.

Second Quarter Highlights:

•	Announced an agreement to acquire Northern Power Systems, Inc., a leader in the design, manufacture, and installation of integrated on-site power systems for stationary commercial and industrial applications. Under the agreement, Proton will pay $27.5 million to Northern’s security holders, approximately two-thirds in cash and the balance in Proton common stock. Northern’s security holders will also receive warrants to purchase approximately 2.5 million shares of Proton stock. Completion of the acquisition is subject to shareholder and regulatory approvals.
•	Paid a special cash distribution of $1 per share to shareholders on June 20.
•	Delivered 23 laboratory hydrogen generators under an agreement with Matheson Tri-Gas, Inc. Revenue recognition is being deferred until warranty expiration.
•	Delivered 21 HOGEN® 40 series hydrogen generators. Revenue recognition is being deferred until warranty expiration.
•	Resumed production and shipments of HOGEN 40 hydrogen generators and began accepting new orders for units to be delivered in the third quarter of 2003.
•	Received authorization to begin Phase II of a contract with the Naval Research Laboratory, which is funded by the Defense Advanced Research Projects Agency, for advanced fuel cell technology development.

Subsequent Events:

•	Announced the promotion of Dr. Larry M. Sweet to President.
•	Strengthened Proton’s intellectual property position by bringing the total U.S. and foreign patent filings to 124. Proton now holds 13 issued U.S. patents and two issued European patents.

Proton’s President, Dr. Larry M. Sweet commented, “This has been our best quarter for shipments of our HOGEN 40 series hydrogen generators. As of today, we nearly completed our replacement cell stack program for units in the field with only five stacks remaining to be shipped. Our next challenges are increasing sales to their full potential and making quarter by quarter progress towards profitability.”

Financial Results:

Revenues for the second quarter ended June 30, 2003 were $452,000 compared to revenues of $1,317,000 for the same period last year. The decrease in revenues primarily relates to the first phase of Proton’s NRL contract that was substantially completed in 2002. During the fourth quarter of 2002, the Company determined that recognizing revenue on shipment of its HOGEN 40 series hydrogen generators was no longer appropriate because of significant uncertainty surrounding the reliability of the existing PEM electrolyzer cell stack within the units. Proton anticipates deferring product revenue until it has compiled sufficient warranty history on units containing modified cell stacks. For this reason, product revenue from HOGEN 40 series hydrogen generator shipments made in the second quarter is deferred until the expiration of the product warranty period.

Net loss attributable to common shareholders for the second quarter of 2003 was $3,215,000 or $0.10 per share compared to $3,080,000 or $0.09 per share for the comparable 2002 period. The change in net loss per share is primarily due to increases in selling, general and administrative expense, a decrease in interest income resulting from decreased cash, and marketable securities balances as well as lower average interest rates, offset by lower research and development expenses.

Conference Call:

Proton Energy Systems will conduct a conference call tomorrow, Tuesday, August 5, 2003 at 11:00 a.m. ET to discuss second quarter 2003 and other matters of interest to investors and analysts. Individuals wishing to participate in the conference call should dial (800) 218-8862. For interested individuals unable to join the call, a replay will be available through August 12, 2003 by dialing (800) 405-2236, pass code 546882. The call will also be broadcast live over the Internet and can be accessed by all interested parties at www.vcall.com or through the investors’ section of the Proton Energy Systems website at http://www.protonenergy.com.

Proton Energy Systems, Inc. ( http://www.protonenergy.com ) designs, develops and manufactures Proton Exchange Membrane, or PEM, electrochemical products that it employs in hydrogen generating devices and in regenerative fuel cell systems that function as power generating and energy storage devices. Proton’s HOGEN® and FuelGen™ hydrogen generators produce hydrogen from electricity and water in a clean and efficient process using its proprietary PEM technology.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Proton’s goals, guidance, revenue projections and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. Proton’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Proton disclaims any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Proton’s forward-looking statements include, but are not limited to, our failure to complete development of our products, failure of our products to achieve commercial acceptance, our inability to expand our production facilities, manufacture our products at commercially acceptable costs or establish distribution relationships, the impact of competitive products, failure to complete the Northern merger or realize the anticipated benefits of the merger, and other factors detailed in our Form 10-Q for quarter ended March 31, 2003 and other filings made from time to time with the SEC.

Proton Energy Systems, Inc.

Financial Results

(unaudited)

Income Statement Data:	Quarter Ended June 30,
	2003	2002
Net revenues	$452,000	$1,317,000
Net costs of sales	499,000	1,532,000
Research and development	1,502,000	2,354,000
General and administrative	2,328,000	2,071,000

Loss from operations	(3,877,000)	(4,640,000)
Interest income, net	657,000	1,560,000
Gain on sale of marketable securities	5,000	—

Net loss attributable to common shareholders	($3,215,000)	($3,080,000)

Loss per share, basic and diluted	($0.10)	($0.09)

Weighted average shares outstanding	33,632,575	33,346,913

Income Statement Data:	Six months Ended June 30,
	2003	2002
Net revenues	$624,000	$2,255,000
Net costs of sales	1,443,000	2,556,000
Research and development	3,471,000	4,571,000
General and administrative	5,072,000	3,777,000

Loss from operations	(9,362,000)	(8,649,000)
Interest income, net	1,491,000	3,282,000
Gain on sale of marketable securities	5,000	24,000

Net loss attributable to common shareholders	($7,866,000)	($5,343,000)

Loss per share, basic and diluted	($0.23)	($0.16)

Weighted average shares outstanding	33,545,341	33,295,662

Balance Sheet Data:	June 30, 2003	December 31, 2002
Cash and marketable securities	$105,976,000	$150,359,000
Total assets	134,187,000	176,305,000
Total current liabilities	7,638,000	7,578,000
Total long-term liabilities	6,265,000	6,441,000
Total stockholders’ equity	120,283,000	162,287,000
Total liabilities and stockholders’ equity	134,187,000	176,305,000

PROTON®, HOGEN®, UNIGEN®, FUELGEN™, HIPRESS™ and TRANSFORMING ENERGY™ are trademarks or registered trademarks of Proton Energy Systems, Inc.

SOURCE: Proton Energy Systems, Inc.